Exhibit 99.1
Trimble Announces First Quarter 2024 Results

•Record annualized recurring revenue of $2.03 billion, up 23 percent on a year-over-year basis, up 13 percent on an organic basis
•Record GAAP gross margin of 62.3 percent and record non-GAAP gross margin of 65.8 percent
•GAAP operating income was $109.2 million, 11.5 percent of revenue, and non-GAAP operating income was $234.4 million, 24.6 percent of revenue
•Adjusted EBITDA was $250.9 million, 26.3 percent of revenue
WESTMINSTER, Colo., May 3, 2024 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the first quarter of 2024.
First Quarter 2024 Financial Highlights
•Revenue of $953.3 million, up 4 percent on a year-over-year basis, flat on an organic basis
•Annualized recurring revenue ("ARR") was $2.03 billion, up 23 percent year-over-year, up 13 percent on an organic basis
•GAAP operating income was $109.2 million, 11.5 percent of revenue and non-GAAP operating income was $234.4 million, 24.6 percent of revenue
•GAAP net income was $57.2 million and non-GAAP net income was $159.1 million
•Diluted earnings per share ("EPS") was $0.23 on a GAAP basis and $0.64 on a non-GAAP basis
•Adjusted EBITDA was $250.9 million, 26.3 percent of revenue
•Share repurchases of $175.0 million
Executive Quote
"We had a strong start to the year, delivering record annualized recurring revenue of $2.03 billion and record first quarter gross margin. And on April 1, we closed our agriculture joint venture with AGCO," said Rob Painter, Trimble's president and chief executive officer. "With our new reporting segment and organization structure in place, we have further simplified and focused the Company to enable our customers to transform how they work, while creating value for our shareholders."
Forward-Looking Guidance
For the full-year 2024, Trimble expects to report revenue between $3,570 million and $3,670 million and non-GAAP EPS of $2.60 to $2.80. The full year 2024 non-GAAP EPS assumes a tax rate of 17.3 percent and approximately 244 million average shares outstanding.
For the second quarter of 2024, Trimble expects to report revenue between $845 million and $875 million and non-GAAP EPS of $0.56 to $0.60. The second quarter of 2024 non-GAAP EPS assumes a tax rate of 17.3 percent and approximately 247 million average shares outstanding.
Full-year 2024 and second quarter of 2024 guidance both reflect the closing of the joint venture with AGCO which closed at the beginning of the second quarter of 2024.
Trimble is unable to provide a quantitative reconciliation of these measures to GAAP with a reasonable degree of accuracy because Trimble has not determined all assets, liabilities, and other adjustments, as well as related tax expense to calculate a gain associated with the agriculture business that was contributed to the joint venture with AGCO. Additionally the fair value of our 15 percent investment in the joint venture with AGCO has not been reasonably determined. An explanation of how we calculate non-GAAP EPS and other information relating to this non-GAAP measure is included in the supplemental schedule attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on May 3, 2024 at 8:00 a.m. ET to review its first quarter of 2024 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (888) 660-6347 (U.S.) or (929) 201-6594 (international). The conference ID is 1043223. The replay will also be available on the web at the address above.

About Trimble
Trimble is transforming the ways people move, build and live. Core technologies in positioning, modeling and data analytics connect the digital and physical worlds to improve our customers' productivity, quality, safety, transparency and sustainability. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate divestitures in a timely manner, or get the benefits it is expecting from its joint ventures, including with AGCO. The Company's results would also be negatively impacted due to weakness and deterioration in the US and global macroeconomic outlook, including slowing growth, inflationary pressures and increases in interest rates, which may affect demand for our products and services and increase our costs, adversely affecting our revenues and profitability, supply chain shortages and disruptions, the pace at which our dealers work through their inventory, changes in our distribution channels, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including conflicts in the Middle East and between Russia and Ukraine and its direct and indirect impact on our business, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, the imposition of barriers to international trade, the impact of acquisitions or divestitures, and our ability to maintain effective internal controls over financial reporting, including our ability to remediate our material weaknesses in our internal control over financial reporting. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	First Quarter of
	2024	2023
Revenue:
Product	$367.1	$434.4
Subscription and services	586.2	481.0
Total revenue	953.3	915.4
Cost of sales:
Product	207.5	216.2
Subscription and services	124.4	115.4
Amortization of purchased intangible assets	27.8	23.0
Total cost of sales	359.7	354.6
Gross margin	593.6	560.8
Gross margin (%)	62.3%	61.3%
Operating expense:
Research and development	170.2	159.3
Sales and marketing	146.8	135.4
General and administrative	134.1	110.7
Restructuring	6.6	6.7
Amortization of purchased intangible assets	26.7	11.7
Total operating expense	484.4	423.8
Operating income	109.2	137.0
Non-operating income (expense), net:
Divestitures gain, net	3.5	4.0
Interest expense, net	(45.2)	(19.7)
Income from equity method investments, net	5.6	11.4
Other (expense) income, net	(0.1)	27.9
Total non-operating (expense) income, net	(36.2)	23.6
Income before taxes	73.0	160.6
Income tax provision	15.8	31.8
Net income	$57.2	$128.8
Earnings per share:
Basic	$0.23	$0.52
Diluted	$0.23	$0.52
Shares used in calculating earnings per share:
Basic	245.5	247.2
Diluted	247.4	248.7

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	First Quarter of	Year End
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$255.1	$229.8
Accounts receivable, net	633.0	706.6
Inventories	230.0	235.7
Prepaid expenses	104.1	89.8
Other current assets	112.1	147.8
Assets held for sale	505.8	421.2
Total current assets	1,840.1	1,830.9
Property and equipment, net	197.9	202.5
Operating lease right-of-use assets	116.8	124.0
Goodwill	5,195.7	5,350.6
Other purchased intangible assets, net	1,168.3	1,243.5
Deferred income tax assets	407.5	412.3
Other non-current assets	394.9	375.5
Total assets	$9,321.2	$9,539.3
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$543.4	$530.4
Accounts payable	190.9	165.3
Accrued compensation and benefits	137.2	181.2
Deferred revenue	720.1	663.1
Other current liabilities	203.4	241.0
Liabilities held for sale	40.6	48.3
Total current liabilities	1,835.6	1,829.3
Long-term debt	2,486.9	2,536.2
Deferred revenue, non-current	98.5	98.3
Deferred income tax liabilities	265.4	287.8
Operating lease liabilities	115.4	121.9
Other non-current liabilities	170.3	165.7
Total liabilities	4,972.1	5,039.2
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,240.7	2,214.6
Retained earnings	2,340.8	2,437.4
Accumulated other comprehensive loss	(232.6)	(152.1)
Total stockholders' equity	4,349.1	4,500.1
Total liabilities and stockholders' equity	$9,321.2	$9,539.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Quarter of
	2024	2023
Cash flow from operating activities:
Net income	$57.2	$128.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62.9	44.5
Deferred income taxes	(13.8)	(33.8)
Stock-based compensation	36.4	33.5
Other, net	(2.3)	(27.8)
(Increase) decrease in assets:
Accounts receivable, net	63.9	62.1
Inventories	8.8	(11.1)
Other current and non-current assets	8.1	(6.2)
Increase (decrease) in liabilities:
Accounts payable	26.5	(9.1)
Accrued compensation and benefits	(46.3)	(26.5)
Deferred revenue	60.8	19.5
Income taxes payable	(18.1)	31.6
Other current and non-current liabilities	(10.3)	3.2
Net cash provided by operating activities	233.8	208.7
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	—	(33.3)
Purchases of property and equipment	(6.8)	(6.4)
Other, net	3.3	12.0
Net cash used in investing activities	(3.5)	(27.7)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	12.0	14.0
Repurchases of common stock	(175.0)	—
Proceeds from debt and revolving credit lines	521.2	1,097.1
Payments on debt and revolving credit lines	(555.8)	(523.4)
Other, net	(4.6)	(4.3)
Net cash (used in) provided by financing activities	(202.2)	583.4
Effect of exchange rate changes on cash and cash equivalents	(5.4)	2.7
Net decrease in cash and cash equivalents	22.7	767.1
Cash and cash equivalents - beginning of period (1)	238.9	271.0
Cash and cash equivalents - end of period (1)	$261.6	$1,038.1

(1) Include $6.5 million and $9.1 million of cash and cash equivalents classified as held for sale as of March 29, 2024 and December 29, 2023.

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reporting Segments
	AECO	Field Systems	T&L
FIRST QUARTER OF 2024:
Segment revenue	$339.1	$419.2	$195.0

Segment operating income	$126.7	$98.3	$36.3

Segment operating income as a % of segment revenue	37.4%	23.4%	18.6%

FIRST QUARTER OF 2023:
Segment revenue	$288.1	$479.9	$147.4

Segment operating income	$95.4	$137.4	$20.3

Segment operating income as a % of segment revenue	33.1%	28.6%	13.8%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		First Quarter of
		2024		2023
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$953.3		$915.4

GROSS MARGIN:
GAAP gross margin:		$593.6	62.3%	$560.8	61.3%
Amortization of purchased intangible assets	(A)	27.8		23.0
Acquisition / divestiture items	(B)	—		0.2
Stock-based compensation / deferred compensation	(C)	4.3		3.5
Restructuring and other costs	(D)	1.4		0.3
Non-GAAP gross margin:		$627.1	65.8%	$587.8	64.2%

OPERATING EXPENSES:
GAAP operating expenses:		$484.4	50.8%	$423.8	46.3%
Amortization of purchased intangible assets	(A)	(26.7)		(11.7)
Acquisition / divestiture items	(B)	(23.9)		(6.8)
Stock-based compensation / deferred compensation	(C)	(34.5)		(31.9)
Restructuring and other costs	(D)	(6.6)		(11.7)
Non-GAAP operating expenses:		$392.7	41.2%	$361.7	39.5%

OPERATING INCOME:
GAAP operating income:		$109.2	11.5%	$137.0	15.0%
Amortization of purchased intangible assets	(A)	54.5		34.7
Acquisition / divestiture items	(B)	23.9		7.0
Stock-based compensation / deferred compensation	(C)	38.8		35.4
Restructuring and other costs	(D)	8.0		12.0
Non-GAAP operating income:		$234.4	24.6%	$226.1	24.7%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating (expense) income, net:		$(36.2)		$23.6
Acquisition / divestiture items	(B)	(3.4)		(31.6)
Deferred compensation	(C)	(2.4)		(2.0)
Restructuring and other costs	(D)	—		1.3
Non-GAAP non-operating expense, net:		$(42.0)		$(8.7)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$15.8	21.6%	$31.8	19.8%
Non-GAAP items tax effected	(E)	25.8		11.2
Difference in GAAP and Non-GAAP tax rate	(F)	(8.3)		(3.5)
Non-GAAP income tax provision:		$33.3	17.3%	$39.5	18.2%

		First Quarter of
		2024		2023
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
NET INCOME:
GAAP net income:		$57.2		$128.8
Amortization of purchased intangible assets	(A)	54.5		34.7
Acquisition / divestiture items	(B)	20.5		(24.6)
Stock-based compensation / deferred compensation	(C)	36.4		33.4
Restructuring and other costs	(D)	8.0		13.3
Non-GAAP tax adjustments	(E) - (F)	(17.5)		(7.7)
Non-GAAP net income:		$159.1		$177.9

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$0.23		$0.52
Amortization of purchased intangible assets	(A)	0.22		0.14
Acquisition / divestiture items	(B)	0.08		(0.10)
Stock-based compensation / deferred compensation	(C)	0.15		0.14
Restructuring and other costs	(D)	0.03		0.05
Non-GAAP tax adjustments	(E) - (F)	(0.07)		(0.03)
Non-GAAP diluted net income per share:		$0.64		$0.72

ADJUSTED EBITDA:
GAAP operating income:		$109.2	11.5%	$137.0	15.0%
Amortization of purchased intangible assets	(A)	54.5		34.7
Acquisition / divestiture items	(B)	23.9		7.0
Stock-based compensation / deferred compensation	(C)	38.8		35.4
Restructuring and other costs	(D)	8.0		12.0
Non-GAAP operating income:		234.4	24.6%	226.1	24.7%
Depreciation expense and cloud computing amortization		10.9		11.3
Income from equity method investments, net		5.6		11.4
Adjusted EBITDA:		$250.9	26.3%	$248.8	27.2%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as Non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. We believe these non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur; and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions, and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating income (expense), net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, and amortization of purchased intangibles and cloud computing costs.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude costs consisting of external and incremental costs resulting directly from acquisitions, divestitures, and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock awards and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment impairments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring and other costs comprised of termination benefits related to reductions in employee headcount and closure or exit of facilities, executive severance agreements, business exit costs, as well as a $20 million commitment to donate to the Trimble Foundation that was paid over four quarters ending in the first quarter of 2023.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (D) on non-GAAP net income.
(F)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as (i) deferred tax impacts from tax amortization relating to a non-U.S. intercompany transfer of intellectual property and R&D cost capitalization impact to global intangible low-taxed income ("GILTI"), and (ii) significant one-time reserve releases upon statute of limitations expirations.
(G)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription and maintenance and support for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.
Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.